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                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT, dated as of September 23, 1999 (this "Guaranty"), is made by L. PERRIGO COMPANY, a Michigan corporation, and PERRIGO COMPANY OF SOUTH CAROLINA, INC., a Michigan corporation (collectively, the "Guarantors" and each, individually, a "Guarantor"), in favor of the lenders (the "Lenders") which are parties to a Credit Agreement (as defined below), and BANK ONE, MICHIGAN, a Michigan banking corporation, as agent (in such capacity, the "Agent") for such Lenders under the Credit Agreement.

                                    RECITALS

         A. Perrigo Company, a Michigan corporation (the "Company"), has entered a 1999 Credit Agreement of even date herewith (the "Credit Agreement") with the Lenders and the Agent, pursuant to which the Lenders have agreed to make Loans to the Company.

         B. As a condition to the effectiveness of the obligations of the Lenders under the Credit Agreement, the Guarantors are required to guarantee, among other things, the obligations of the Company in respect of the Loans and other obligations of the Company under the Notes and the Credit Agreement.

         C. The Guarantors have reviewed the Credit Agreement, the Notes, and all other documents, agreements, instruments and certificates furnished by or on behalf of the Company in connection therewith (all of the foregoing, as amended or modified from time to time and together with any agreements or instruments in replacement thereof, being collectively referred to as the "Operative Documents"), and the Guarantors have determined that it is in their interest and to their financial benefit that the parties to the Operative Documents enter into the transactions contemplated thereby. This Guaranty supersedes the Guaranty Agreement dated as of June 30, 1996, executed by the Guarantors in connection with the Credit Agreement dated as of June 30, 1996, among the Company, the lenders party thereto, and the Agent.

         For valuable consideration, the receipt of which is acknowledged, and as further consideration, and as an inducement to the Lenders to maintain the credit facilities established by the Operative Documents, the Guarantors agree with the Lenders and the Agent as follows:

         1. Guarantee of Obligations. (a) The Guarantors (i) jointly and severally guarantee to the Lenders the prompt payment of the principal of and any and all accrued and unpaid interest (including without limitation interest which, but for the filing of a bankruptcy petition, would have accrued on the principal amount of the Guaranteed Obligations) on the Loans, when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Notes and the Credit Agreement, all reimbursement obligations under any letters of credit issued by the Agent for the account of the Company, and any and all other amounts which may be payable by the Company to the Lenders or the Agent in connection with or pursuant to any of the Operative Documents, including without limitation default interest, indemnification payments, and all costs and expenses incurred by the Lenders or the Agent in connection with enforcing any obligations of the Company thereunder, including without limitation the reasonable fees and disbursements of legal counsel, and (ii) agree to make prompt payment, on



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demand, of any and all costs and expenses incurred by the Lenders and the Agent in connection with enforcing the obligations of the Guarantors hereunder, including without limitation the reasonable fees and disbursements of counsel. All of the foregoing are collectively referred to as the "Guaranteed Obligations".

                  (b) If for any reason any amount payable under or in connection with any Operative Document shall not be paid in full when the same becomes due and payable, the Guarantors undertake to pay forthwith each such amount to the Lenders and the Agent regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency.

                  (c) The date and amount of the Loans and of each payment of principal and interest thereon and other amounts received, and the aggregate amount thereof shown upon the books and records of the Lenders or the Agent, and in any certificate delivered by the Lenders or the Agent to the Guarantors in respect thereof, shall be prima facie evidence of the amount due, owing, and unpaid on the Loans. The failure to record any such information on such books and records shall not, however, limit or otherwise affect the obligations of the Company to repay the amount of the Loans together with accrued interest thereon or the obligations of the Guarantors hereunder with respect thereto.

         1. Nature of Guaranty. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Lenders and the Agent and is not contingent upon the pursuit by the Lenders or the Agent of any such rights and remedies, and the Guarantors waive such pursuit.

         2. Waivers and Other Agreements. The Guarantors unconditionally (a) waive any requirement that the Lenders or the Agent, in the event of any default by the Company, first make demand upon, or seek to enforce remedies against, the Company before demanding payment under or seeking to enforce this Guaranty, (b) covenant that this Guaranty will not be discharged except by complete performance of all obligations of the Company contained in the Operative Documents, (c) agree that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity, or unenforceability in whole or in part of any of the Operative Documents, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be imposed in any manner whatsoever, (d) waive diligence, presentment, and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Company under or in connection with, any of the Operative Documents, and further waive any requirement of notice of acceptance of, or other formality relating to, this Guaranty, and (e) agree that the Guaranteed Obligations shall include any amounts paid by the Company which may be required to be returned to the Company, or to its representative or to a trustee, custodian, or receiver for the Company.

         3. Obligations Absolute. The obligations, covenants, agreements, and duties of the Guarantors under this Guaranty shall not be released, affected, or impaired by any of the following, whether or not undertaken with notice to or consent of the Guarantors: (a) any


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assignment or transfer, in whole or in part, of the Loans or any of the
Operative Documents, or (b) any waiver by the Lenders or the Agent, or by any other person, of the performance or observance by the Company of any of the agreements, covenants, terms, or conditions contained in any of the Operative Documents, or (c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by the Company of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, whether occurring once or more than once, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement, or obligation of the Company set forth in any of the Operative Documents (the modification, amendment, or waiver from time to time of the Credit Agreement or the Notes being expressly authorized without further notice to or consent of the Guarantors), or (e) the voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of the Company, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Company or any of its assets, or (f) the merger or consolidation of the Company or any Guarantor with any other person, or (g) the release or discharge of the Company or any Guarantor from the performance or observance of any agreement, covenant, term, or condition contained in any of the Operative Documents by operation of law, or
(h) any other cause, whether similar or dissimilar to the foregoing, which would release, affect, or impair the obligations, covenants, agreements, or duties of the Guarantors hereunder.

         4. Representations and Warranties. Each Guarantor represents and warrants that (a) the execution, delivery, and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of the Guarantor, or of any agreement, judgment, injunction, order, decree, or other instrument binding upon the Guarantor or its property; (b) this Guaranty constitutes a legal, valid, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights, and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court in which any proceedings may be brought; and (c) as of the date hereof, each of the following is true and correct for the Guarantor: (i) the fair saleable value and the fair valuation of the Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) the Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and (iii) the Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due.

         5. Common Enterprise. The Guarantors represent to the Lenders that the Company and the Guarantors are engaged as an integrated group in the business of manufacturing and distributing over-the-counter pharmaceutical and nutritional products for the store and value brand markets; that the integrated operation requires financing on such a basis that credit


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supplied to the Company can be made available from time to time to the Company and the Guarantors, as required for the continued successful operation of the Guarantors and the integrated operation as a whole, and that the Guarantors have requested the Lenders to continue to lend and to make credit available to the Company and the Guarantors, with the Guarantors expecting to derive benefit, directly or indirectly, from the loans and other credit extended by the Lenders to the Company, both in each Guarantor's separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of the Guarantors is dependent upon the continued successful performance of the functions of the integrated group as a whole.

         6. Amendments, Etc. This Guaranty may be amended from time to time and any provision hereof may be waived in accordance with the requirements of the Credit Agreement. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders or all of the Lenders, as the case may be, and to the extent any rights or duties of the Agent may be affected, the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7. Notices. All notices, demands, requests, consents, and other communications hereunder shall be in writing and made in accordance with Section 10.2(a) of the Credit Agreement.

         8. Conduct No Waiver; Remedies Cumulative. The obligations of the Guarantors under this Guaranty are continuing obligations and a separate and independent cause of action shall arise in respect of each enforcement hereunder and default hereunder or under the Credit Agreement. No course of dealing on the part of any Lender or the Agent, nor any delay or failure on the part of any Lender in exercising any right, power, or privilege hereunder shall operate as a waiver of such right, power, or privilege or otherwise prejudice the rights and remedies of the Lenders and the Agent hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Lenders or the Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Lenders or the Agent may be exercised from time to time and as often as may be deemed expedient by them.

         9. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations, and warranties of the Guarantors made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any Lenders or the Agent or on their behalf.

         10. Successors and Assigns. The rights and remedies of the Lenders hereunder shall inure to the benefit of the Lenders and the Agent and their respective successors and assigns, and


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the duties and obligations of the Guarantors hereunder shall be binding upon the
Guarantors and their successors and assigns.

         11. Governing Law; Consent to Jurisdiction. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely within such State. The Guarantors further agree that any legal action or proceeding brought with respect to this Guaranty or the transactions contemplated hereby may be brought in any court of the State of Michigan, or any court of the United States of America sitting in Michigan, and the Guarantors irrevocably submit to and accept generally and unconditionally the jurisdiction of those courts with respect to their persons and property.

         12. Definitions; Headings. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         13. Integration; Severability; Enforceability. (a) This Guaranty and the Credit Agreement (including any documents specified therein for execution by the Guarantors) embody the entire agreement and understanding among the Guarantors, the Lenders, and the Agent, and supersede all prior agreements and understandings, relating to the subject matter hereof. If any one or more provisions of this Guaranty should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby. If at any time any portion of the obligations of the Guarantors under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, unenforceable, or avoidable, the remaining portion of the Guarantors' obligations under this Guaranty shall not in any way be affected, impaired, prejudiced, or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by applicable law.

                  (b) It is the intent of each Guarantor, the Agent, and the Lenders that each Guarantor's maximum Guaranteed Obligations shall be in, but not in excess of:

                           (i) in a case or proceeding commenced by or against
such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (ii) in a case or proceeding commenced by or against
such Guarantor under the Bankruptcy Code after one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or


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fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (iii) in a case or proceeding commenced by or against
such Guarantor under any law, statute, or regulation other than the Bankruptcy Code (including without limitation any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation, or similar debtor relief laws), the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor under such law, statute, or regulation, including without limitation any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

         14. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Company or any Guarantor for liquidation or reorganization, in the event the Company or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors, or in the event a receiver or trustee is appointed for all or any significant part of the Company's or any Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Lenders or the Agent, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

         15. Subrogation and Contribution. (a) If any Guarantor makes a payment in respect of the Guaranteed Obligations, it shall be subrogated to the rights of the payee against the Company with respect to such payment and shall have the rights of contribution set forth below against all other Guarantors (as the term "Guarantors" is defined in the Credit Agreement, which includes all current Guarantors of the Guaranteed Obligations and any person at any time becoming a Guarantor of the Guaranteed Obligations), and each Guarantor agrees that all other Guarantors shall have the rights of contribution against it set forth below; provided, that no Guarantor shall enforce its rights to any payment by way of subrogation or by exercising its right of contribution until all of the Guaranteed Obligations shall have been paid in full and such payment is not subject to any possibility of revocation or rescission and the Credit Agreement has expired or been terminated. If any Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Obligation (as defined below) than such payments by the other Guarantors are in proportion to the amounts of their respective Payment Obligations, such Guarantor shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the net payments made by the Guarantors in respect of the Guaranteed Obligations shall be shared among the Guarantors pro rata in proportion to their respective Payment Obligations. If any Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Obligation than the payments received by the other Guarantors are in proportion to the amounts of their respective Payment Obligations, such Guarantor shall, when permitted by the second preceding sentence, pay to the other Guarantors an amount such that the subrogation payments received by the Guarantors shall


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be shared among the Guarantors pro rata in proportion to their respective
Payment Obligations. Notwithstanding anything to the contrary contained in this paragraph or in this Guaranty, no Guarantor shall have the right of subrogation or contribution whatsoever, whether arising under this Guaranty or otherwise, and no liability or obligation shall accrue pursuant to any such rights or shall be paid or shall be deemed owing, until all of the Guaranteed Obligations shall be paid in full and not be subject to any possibility of revocation or rescission and the Credit Agreement has expired or been terminated, and, upon any enforcement of this Guaranty, all present and future indebtedness, obligations and liabilities of the Company to any Guarantor shall be fully junior and subordinate in right and priority of payment to the Guaranteed Obligations.

                  (b) For purposes hereof, the "Payment Obligation" of each Guarantor shall be the sum of (i) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor plus (ii) the product of (A) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise, reduced by the amount of such Guaranteed Obligations attributed to such Guarantors pursuant to clause (i) above, times (B) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Guaranty (determined as of the end of the immediately preceding fiscal reporting period of such Guarantor), and the denominator of which is the aggregate net worth of all Guarantors on such effective date.

         16. Joint and Several Obligations. The obligations of the Guarantors hereunder and any other parties now or hereafter guranteeing any of the Guaranteed Obligations shall be joint and several, and the Guarantors shall be liable for all of the Guaranteed Obligations, regardless of any additional guarantors, and the Lenders and the Agent shall have the right, in their sole discretion, to pursue their remedies against any other guarantor, whether now or hereafter in existence, or against the Guarantors and any other guarantors separately or against any two or more jointly, or against some separately and some jointly.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

                                            L.  PERRIGO COMPANY


                                            By:
                                                 ----------------------------
                                                 Its:
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                                            PERRIGO COMPANY OF SOUTH CAROLINA,
                                            INC.


                                            By:
                                                 ----------------------------
                                                 Its:
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